Exhibit 99.1

N E W S  R E L E A S E

Atmel Reports Second Quarter 2008 Financial Results
Microcontroller Revenues Reach New Record
Rise 9% Sequentially and 29% Compared to the Year-Ago Quarter
SAN JOSE, CA, July 30, 2008 . . . Atmel® Corporation (NASDAQ: ATML) today announced financial results for the quarter ended June 30, 2008.
Revenues for the second quarter of 2008 were $420.9 million, a 2.4% increase compared to $411.2 million for the first quarter of 2008 and a 4.1% increase compared to $404.2 million for the second quarter ended June 30, 2007. Microcontrollers, a core business, continued to deliver solid revenue growth rising 9% sequentially and 29% compared to the year-ago quarter, driven by the Company’s proprietary AVR®, standard ARM® and touch sensing products.
Net loss for the second quarter of 2008 totaled $(4.9) million or $(0.01) per diluted share. This compares to net income of $6.8 million or $0.02 per diluted share for the first quarter of 2008 and net income of $0.7 million or $0.00 per diluted share for the year-ago quarter.
Non-GAAP net income for the second quarter of 2008 totaled $17.3 million or $0.04 per diluted share compared to $13.3 million or $0.03 per diluted share for the first quarter of 2008 and $1.3 million or $0.00 per diluted share for the year-ago quarter. Non-GAAP net income excludes charges (credits) related to restructuring activities, acquisitions, grant repayments, and stock-based compensation, as well as the loss (gain) on sale of assets and the income tax effect of these excluded items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
“We are pleased to have reached the upper end of our revenue guidance in spite of the challenging macroeconomic environment,” said Steven Laub, Atmel’s President and Chief Executive Officer. “In addition to achieving record microcontroller revenues, gross profit continued to increase. The restructuring initiatives and manufacturing disciplines we’ve implemented are enabling Atmel to drive technological leadership with innovative and cost-effective products that offer the best opportunity for profitable growth.”
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

Gross profit, as a percent of revenue, was 36.5% for the second quarter of 2008. This compares to gross profit of 35.5% for the first quarter of 2008 and 35.0% for the year-ago quarter. Gross profit for the second quarter of 2008 was influenced by a favorable mix of higher margin core products as well as improved wafer fab utilization following the closure of the North Tyneside, United Kingdom manufacturing facility.
Operating profit was $0.2 million for the second quarter of 2008, or 0.1% of revenue, which includes charges of $16.5 million primarily related to restructuring and charges resulting from the Quantum Research Group acquisition completed in March of this year. This compares to an operating profit of $15.4 million for the first quarter of 2008 and $7.1 million for the second quarter of 2007. Included in the prior period operating results were net charges of $0.7 million for the first quarter related to the North Tyneside restructuring and Quantum Research acquisition and a benefit of $2.6 million for the second quarter of 2007 for restructuring related adjustments. Stock-based compensation expense was $6.4 million for the second quarter of 2008, compared to $6.3 million for the first quarter of 2008 and $3.3 million for the year-ago quarter.
Income tax provision was $4.3 million for the second quarter of 2008. This compares to an income tax provision of $3.2 million for the first quarter of 2008 and $7.1 million for the second quarter of 2007.
Combined cash balances (cash and cash equivalents plus short-term investments) totaled $375.8 million at the end of the second quarter of 2008, an increase of $39.0 million from the end of the prior quarter and a $54.2 million decrease from $429.9 million at December 31, 2007. Cash provided from operations totaled approximately $50.0 million for the second quarter of 2008 compared to cash used in operations of $40.2 million for the first quarter of 2008 and $1.5 million for the second quarter of 2007. In the first quarter of 2008, cash used in operations included approximately $54.0 million of cash used for repayment of grants and for restructuring charges that required cash payments related to the closure of North Tyneside. Also, in the first quarter of 2008, the Company received approximately $82.0 million of proceeds from the sale of North Tyneside fabrication equipment, which was classified as proceeds from investing activities.
The Company’s effective average exchange rate in the second quarter of 2008 was approximately $1.56 to the euro, compared to $1.47 to the euro in the first quarter of 2008 and $1.35 to the euro in the year-ago period. A $0.01 increase in the dollar/euro exchange rate reduced operating income by approximately $0.5 million during the second quarter of 2008, which was an improvement over the $1.0 million impact to operating income at the end of 2007 as a result of the dollar/euro exchange rate.
Second Quarter 2008 and Recent Highlights
•	Achieved Highest Level of Gross Profit since the First Quarter of 2001

•	Appointed Stephen Cumming as Vice President Finance and Chief Financial Officer

•	Introduced a Touch Controller for Slider and Buttons with Integrated LED Control and GPIO Functions

•	Introduced a family of AVR Microcontrollers for Automotive LIN Networking Applications

•	Introduced picoPower tinyAVR Microcontrollers for Battery-based and Cost-sensitive Applications

•	Won Reader’s Choice Award in Indian Electronics Magazine for AVR Microcontrollers

•	Introduced 800/900 MHz IEEE 802.15.4 Compliant Transceiver for Zigbee

•	Won the Electron d’Or Award for CAP Customizable Microcontroller
Business Outlook
To better manage distribution resources, on July 1st, 2008, Atmel implemented a change in revenue recognition with regards to its independent distributors in Europe converting from a sell-in to a sell-through revenue model. As a result, the Company expects that there will be a one time revenue reduction of approximately $28 million to $34 million to third quarter revenues. Including this one time accounting adjustment, third quarter 2008 revenues are expected to be down 3% to 7% sequentially. Exclusive of this change and consistent with business seasonality and macro economic trends, the Company anticipates third quarter 2008 revenues would be up 1% to 4% on a sequential basis.
Atmel is continuing to evaluate ways to safeguard its ability to compete in the market. In this context, the French management is commencing a consultation procedure with the works councils in France in relation to potential redundancies in the operations in Rousset and Nantes, France. Atmel is also continually reviewing potential changes in its business and asset portfolio throughout its worldwide operations, including those located in Europe in order to enhance its overall competitiveness and viability.
Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the second quarter 2008 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-634-5185. The conference ID number is 55624651 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the July 30, 2008 conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 55624651.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.

Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about new product introductions, markets for our products, restructuring initiatives, manufacturing disciplines, strategies and third quarter business outlook. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the inability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the market price of our common stock and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, and our subsequent Form 10-Q reports.

Investor Contact:	Media Contact:
Robert Pursel	Barrett Golden / Sharon Stern
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449
###

Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,	December 31,
	2008	2008	2007
Current assets
Cash and cash equivalents	$354,003	$308,365	$374,130
Short-term investments	21,786	28,455	55,817
Accounts receivable, net	220,956	223,615	209,189
Inventories	336,415	348,603	357,301
Assets held for sale	—	47,414	—
Prepaids and other current assets	94,215	99,665	88,781

Total current assets	1,027,375	1,056,117	1,085,218
Fixed assets, net	471,569	499,717	579,566
Goodwill and intangible assets, net	109,395	112,623	19,552
Other assets	42,118	45,150	18,417

Total assets	$1,650,457	$1,713,607	$1,702,753

Current liabilities
Current portion of long-term debt	$133,654	$135,558	$142,471
Trade accounts payable	127,596	113,335	191,856
Accrued and other liabilities	227,225	291,885	266,987
Deferred income on shipments to distributors	19,541	21,334	19,708

Total current liabilities	508,016	562,112	621,022
Long-term debt less current portion	18,641	20,251	20,408
Other long-term liabilities	245,738	253,809	237,844

Total liabilities	772,395	836,172	879,274

Stockholders’ equity	878,062	877,435	823,479

Total liabilities and stockholders’ equity	$1,650,457	$1,713,607	$1,702,753

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Net revenues	$420,908	$411,237	$404,247	$832,145	$795,560

Operating expenses
Cost of revenues	267,382	265,183	262,605	532,565	513,981

Research and development	68,218	66,377	69,266	134,595	136,565

Selling, general and administrative	68,573	63,562	67,881	132,135	125,940

Acquisition-related charges	6,709	3,711	—	10,420	—

Charges for (credit from) grant repayments	292	(119)	—	173	—

Restructuring charges (credits)	8,676	27,908	(2,640)	36,584	(858)
Loss (gain) on sale of assets	810	(30,758)	—	(29,948)	—

Total operating expenses	420,660	395,864	397,112	816,524	775,628

Income from operations	248	15,373	7,135	15,621	19,932

Interest and other (expense) income, net	(859)	(5,387)	610	(6,246)	1,589

(Loss) income from continuing operations before income taxes	(611)	9,986	7,745	9,375	21,521

Provision for income taxes	(4,296)	(3,198)	(7,067)	(7,494)	8,097

Net (loss) income	$(4,907)	$6,788	$678	$1,881	$29,618

Basic net (loss) income per share:

Net (loss) income	$(0.01)	$0.02	$0.00	$0.00	$0.06

Weighted-average shares used in basic net (loss) income per share calculations	445,793	444,670	488,916	445,225	488,879

Diluted net (loss) income per share:

Net (loss) income	$(0.01)	$0.02	$0.00	$0.00	$0.06

Weighted-average shares used in diluted net (loss) income per share calculations	445,793	447,643	494,244	450,337	494,285

Atmel Corporation
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

GAAP net (loss) income	$(4,907)	$6,788	$678	$1,881	$29,618

Special items:

Stock-based compensation expense	6,353	6,307	3,310	12,660	6,620
Acquisition-related charges	6,709	3,711	—	10,420	—
Charges for (credit from) grant repayments	292	(119)	—	173	—
Restructuring charges (credits)	8,676	27,908	(2,640)	36,584	(858)
Loss (gain) on sale of assets	810	(30,758)	—	(29,948)	—
Income tax effect of non-GAAP items	(658)	(500)	—	(1,158)	(300)

Total special items	22,182	6,549	670	28,731	5,462

Non-GAAP net income	$17,275	$13,337	$1,348	$30,612	$35,080

Diluted non-GAAP net income per share:
Net income	$0.04	$0.03	$0.00	$0.07	$0.07

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.
Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes.
Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.
As presented in the “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income” tables above, each of the non-GAAP financial measures excludes one or more of the following items:
•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges.
Acquisition-related charges include: (1) in-process research and development, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed, (2) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement, and (3) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for (credit from) grant repayments.
Grant repayments primarily relate to contractual obligations to repay incentive amounts received from various government entities recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the condensed consolidated statements of operations.
•	Restructuring charges (credits).
Restructuring charges (credits) primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges (credits) are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges (credits) from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.

•	Loss (gain) on sale of assets.
Atmel recognizes losses (gains) resulting from the sale of certain non-strategic business assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these losses (gains) are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Income tax effect of non-GAAP items.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.